Exhibit 99.1

TRINITY CAPITAL CORPORATION

2005 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

The Participant specified below has been granted these Stock Appreciation Rights (“SARs”) by TRINITY CAPITAL CORPORATION, a New Mexico corporation (the “Company”) under the terms of the TRINITY CAPITAL CORPORATION 2005 STOCK INCENTIVE PLAN (the “Plan”).  The SARs shall be subject to the following terms and conditions set forth herein as well as the terms of the Plan (the “SAR Terms”).

Section 1.                                          Award.  In accordance with the Plan, the Company hereby grants to the Participant these SARs which represent the right to receive the aggregate dollar value of appreciation (“Appreciation”) in the Fair Market Value of the Company’s Shares, no par value per Share, on the number of Shares (the “Covered Shares”) set forth below.  The Appreciation shall be computed by multiplying (A) the excess, if any, of (i) the Fair Market Value of a Share on the Settlement Date (as defined below), over (ii) the Fair Market Value of a Share or a related option, as the case may be, on the Grant Date (the “Grant Price”), times (B) the number of Covered Shares settled.  The Appreciation shall be payable by the Company only in stock.  These SARs are in all respects limited and conditioned as hereinafter.  Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

Section 2.                                          Terms of Award.  The following words and phrases relating to the grant of the SARs shall have the following meanings:

(a)                                  The “Participant” is                                            .

(b)                                 The “Grant Date” is                                            .

(c)                                  The number of “Covered Shares” is [          ] Shares.

(d)                                 The “Grant Price” is $                     per Share.

Section 3.                                          Settlement Date.  Subject to the limitations of the SAR Terms, the SARs shall be settled by payment of the Appreciation on the earliest of the following dates (the “Settlement Date”):

(a)                                  5 year anniversary of grant date;

(b)                                 The date of Participant’s death;

(c)                                  The date of Participant’s disability, as defined under Section 409A of the Code;

(d)                                 The later of the date of the Participant’s Termination of Service as (i) an employee; or (ii) a director; and

(e)                                  A Change of Control, as permitted under Section 409A of the Code.

Section 4.                                          Termination of SARs.  In the event the Participant’s employment terminates for Cause, the SARs shall terminate immediately and the Participant shall have no rights or interests in any payment hereunder.

For purposes of this Agreement, “Termination of Service” shall mean the first day occurring on or after the Grant Date on which the Participant’s status as a director, officer, employee, advisor or consultant of the Company, or any Related Corporation, terminates, regardless of the reason for the termination of employment or service; provided that a Termination of Service shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Corporation or between two Related Corporations; and further provided that the Participant’s employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Corporation approved by the Participant’s employer.  If, as a result of a sale or other transaction, the entity for whom the Participant works or serves as a director for, ceases to be a Related Corporation (and such company is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by, or on the Board of, the Company or an entity that is then a Related Corporation, then the date of the occurrence of such transaction shall be treated as the Participant’s date of Termination of Service caused by the Participant being discharged by such company.  A leave of absence by an employee, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company, if the period of service does not exceed 90 days, and other leaves of absence in excess of 90 days, duly authorized in writing by the Company, provided the Participant’s right to employment is guaranteed by statute or by contract, shall not be deemed a Termination of Service.

Section 5.                                          Withholding.  The settlement of the SARs is subject to withholding of all applicable taxes.

Section 6.                                          Transferability.  These SARs or portion thereof are not transferable except as provided herein.  These SARs may not be assigned, transferred (except as aforesaid), pledged or hypothecated by the Participant in any way whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Any attempt at assignment, transfer, pledge or hypothecation, or other disposition of these SARs contrary to the provisions hereof, and the levy of any attachment or similar process upon these SARs, shall be null and void and without effect.  No SARs granted under the Plan, nor any interest in such SARs, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than pursuant to (i) the Beneficiary Designation, by will or the laws of descent and distribution; (ii) by gifting for the benefit of descendents for estate planning purposes; or (iii) pursuant to a qualified domestic relations order.

Section 7.                                          Rights of the Participant.  The Participant shall not be, or deemed to be, for any purpose, the owner of any Covered Shares subject to any SARs.

Section 8.                                          Heirs and Successors.  The SAR Terms shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business.  If any rights of the Participant or benefits distributable to the Participant under this Agreement have not been settled or distributed, respectively, at the time of the Participant’s death, such rights shall be settled and payable to the Designated Beneficiary, and such benefits shall be distributed to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan.  The “Designated Beneficiary” shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require.  If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been payable to the Participant and shall be payable to the legal representative of the estate of the Participant.  If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the settlement of Designated Beneficiary’s rights under this Agreement, then any rights that would have been payable to the Designated Beneficiary shall be payable to the legal representative of the estate of the Designated Beneficiary.

Section 9.                                          Administration.  The authority to manage and control the operation and administration of the SAR Terms and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to the SAR Terms as it has with respect to the Plan. Any interpretation of the SAR Terms or the Plan by the Committee and any decision made by it with respect to the SAR Terms or the Plan are final and binding on all persons.

Section 10.                                   Plan Governs.  Notwithstanding anything in the SAR Terms to the contrary, the SAR Terms shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and the SAR Terms are subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

Section 11.                                   Not An Employment Contract.  The SARs will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Related Corporation, nor will it interfere in any way with any right the Company or any Related Corporation would otherwise have to terminate or modify the terms of such Participant’s employment or other service at any time.

Section 12.                                   Amendment.  The SAR Terms may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

Section 13.                                   Section 409A Amendment.  The Committee reserves the right (including the right to delegate such right) to unilaterally amend this Agreement without the consent of the Participant to maintain its exemption from, or compliance with, Code Section 409A.

Participant’s acceptance of this Award constitutes acknowledgement and consent to such rights of the Committee.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Participant has executed this Agreement.

PARTICIPANT	TRINITY CAPITAL CORPORATION

By:

Its: